UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 31, 2002


                          MID-POWER SERVICE CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                       2-85602-D                      87-0398403
----------------              --------------                -------------------
(State or other                 (Commission                    (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)


                  3800 Howard Hughes Parkway
                          Suite 860A
                       Las Vegas, Nevada                            89109
           ----------------------------------------              ----------
           (Address of principal executive offices)              (Zip Code)


                                 (702) 214-3615
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              (Registrant's telephone number, including area code)

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                             ITEM 5. OTHER EVENTS
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         Mid-Power Service Corporation filed pleadings in its pending Nevada state court lawsuit against Edward Mike Davis on December 31, 2002, seeking a temporary restraining order and a preliminary injunction to prevent Davis from filing a Confession of Judgment for $10.2 million against Mid-Power. Mid-Power also seeks to prevent Davis from transferring properties subject to their Colorado and Wyoming exploration ventures and to prevent him from transferring the approximately 17.1 million shares of common stock in Mid-Power he holds. Mid-Power's motion has been scheduled for hearing at 9:00 o'clock a.m. Friday, January 3, 2003.

         As consideration for the acquisition in June 2002 of Red Star, Inc., which owned approximately 17,200 gross acres in the Clear Creek Unit in Carbon and Emery Counties, Utah, Mid-Power paid $5.5 million in cash, delivered a $10.0 million promissory note, and issued approximately 17.1 million shares of common stock. Pursuant to the note, Mid-Power signed and delivered a Confession of Judgment under which Davis could, without notice to Mid-Power, obtain a judgment for $10.2 million and execute on Mid-Power's assets if a default occurred on the note. Mid-Power did not deposit into escrow $10.0 million on December 10, 2002, for payment to Davis on January 3, 2003, as required by the note.

         On December 18, 2002, Mid-Power filed an action, Mid-Power Service Corporation and Mid-Power Resource Corporation v. Edward Mike Davis and Does I-X and Roes I-X, Case No. A460833, in Clark County, Nevada District Court. The complaint includes causes of action for fraud, breach of warranty, and conversion associated with the Clear Creek property that the Company acquired under its merger agreement with Red Star, Inc., of which Mr. Davis was the sole stockholder. The complaint also includes causes of action for fraud, breach of fiduciary duties, breach of contract, and breach of the implied covenant of good faith and fair dealing in connection with the Colorado and Wyoming venture agreements, and a claim under Nevada's civil RICO statute related to both the merger agreement through which the Company acquired the Clear Creek property and the Colorado and Wyoming venture agreements. The complaint seeks monetary damages, punitive damages, rescission of the merger agreement with Red Star, Inc., and declaratory relief regarding the Company's rights under the Colorado and Wyoming venture agreements. If the court were to rescind the Red Star merger, Davis would be required to return the $5.5 million cash paid, the $10.0 million promissory note, and the approximately 17.1 million shares of common stock, and Mid-Power would be required to reconvey to Davis the Clear Creek property.

         Mid-Power filed the motion for temporary restraining order and preliminary injunction in an effort to preclude Davis from filing the Confession of Judgment and executing on Mid-Power's assets, so that Mid-Power's liability under the note could be determined at a trial on Mid-Power's substantive allegations in its lawsuit against Davis.

         In seeking this expedited, equitable relief, Mid-Power asserts that Davis made a number of representations respecting the value and potential of the Clear Creek Unit, the production capability of the Oman 2-20 well then underway, the absence of environmental or other liabilities, and the legal validity of leases on the Clear Creek property and other matters. Mid-Power asserts that various of Davis's representations were false, including the facts that the validity of the leases for the properties comprising the Clear Creek Unit may be challengeable due to a claimed lack of production in paying quantities, the Oman 2-20 well is incapable of economic production due to a high level of impurities, and the existence of environmental problems respecting two well sites in the Clear Creek Unit that required the Company to incur approximately $230,000 for remediation and bonding.

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

         Mid-Power is also seeking to prevent Davis from transferring any interest in any properties that are part of the Colorado and Wyoming oil and gas exploration ventures.

         In approving the filing of the motion for a temporary restraining order and preliminary injunction, on December 30, 2002, Mid-Power's board of directors also authorized Mid-Power's officers to seek protection from its creditors under Chapter 11 of the Bankruptcy Act if the temporary restraining order and preliminary injunction are not granted. As of September 30, 2002, Mid-Power's principal unsecured creditors consisted of Davis, to whom it owed approximately $10.2 million, and SCRS Investors LLC, to which it owed approximately $4.4 million. SCRS Investors is approximately 86% owned by Mid-Power's president, James W. Scott. In addition to its obligations to creditors, Mid-Power has only nominal revenues from operations and substantial ongoing operating expenses. Mid-Power would likely be required to obtain substantial additional financing in order to implement a Chapter 11 plan of reorganization. It has no commitment or arrangement from anyone for any additional financing that it may require.

         On December 30, 2002, Mid-Power was served with an amended complaint in an action entitled, Edward Mike Davis v. Mid-Power Resources Corporation, case no. 2002 CV 34, in the District Court of Washington County, Colorado, seeking rescission of the Colorado oil and gas exploration venture, damages equal to Mid-Power's payments to date, attorney's fees, and costs. Mid-Power intends to contest the allegations vigorously.

                             _______________________


         This report contains forward-looking statements. Forward-looking statements are not guarantees of the results of pending litigation, the availability of required funding, Mid-Power's ability to generate substantial revenues, or Mid-Power's ability to continue. Forward-looking statements are subject to risks and uncertainties outside Mid-Power's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Mid-Power's 2002 annual report on Form 10-KSB, as amended, and other SEC reports.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MID-POWER SERVICE CORPORATION


Dated:  December 31, 2002                     By:  /s/ James W. Scott
                                                 -------------------------------
                                                  James W. Scott, President

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